Exhibit 10.1


                      CHANGE OF CONTROL SEVERANCE AGREEMENT


                  THIS CHANGE OF CONTROL SEVERANCE AGREEMENT ("Agreement") is made effective as of________________, 2006 (the "Effective Date") by and between Southwest Water Company, a Delaware corporation (the "Company"), and __________________________ ("Executive").

                  WHEREAS, Executive is employed as an executive officer or key employee of the Company;

                  WHEREAS, the Company believes it to be in the best interests of its stockholders to attract, retain and motivate key executive officers and employees and to ensure continuity of management;

                  WHEREAS, the Company recognizes that the possibility of a change of control of the Company may result in the departure of key executives or employees to the detriment of the Company and its stockholders;

                  WHEREAS, the Company and Executive are parties to that certain Severance Compensation Agreement dated as of ____________ (the "Prior Agreement") and the Company and Executive desire to terminate the Prior Agreement and institute this Agreement;

                  WHEREAS, in order to induce Executive to remain in its employ, the Company hereby agrees that as of the Effective Date, Executive shall be entitled to receive the change of control benefits set forth below.

                  THEREFORE, in consideration of Executive's continued employment as an executive officer or key employee of the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

                  1.  Term of Agreement.

                        (a) Original Term and Extension. Subject to earlier termination as set forth in Section 1(b), this Agreement shall commence on the Effective Date and shall continue in effect until the third anniversary of the Effective Date; provided, however, that the term of this Agreement shall automatically be extended for one or more additional terms of three years each (whether or not one or more Change of Control (as defined below) have occurred) unless, not later than 90 days prior to the last day of the then existing term, the Company shall have given notice to Executive that it does not wish to extend this Agreement. Notwithstanding the foregoing, if a Change of Control occurs during the original or any extended term of this Agreement, the term of this Agreement shall automatically continue in effect for the duration of the Protective Period (as defined below) and any attempt to have this Agreement terminate prior to such time shall be of no force or effect.



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                        (b) Earlier Termination. Notwithstanding the provisions
of section 1(a), the term of this Agreement shall terminate upon the earlier of
(i) the date as of which Executive ceases to be an executive officer or key employee of the Company and such cessation of position is not subject to Section 3 hereof or (ii) the expiration of the Change of Control Payment Period (as defined below), as applicable.

                  2. Certain Definitions.

                        (a) Cause. "Cause" shall mean, and the Company shall be entitled to terminate the employment of Executive for:

                            (i)    fraud, misappropriation or embezzlement of
money or property by Executive;

                            (ii)   willful and continued failure of Executive to
substantially perform Executive's duties with the Company (other than any such failure resulting from incapacity of Executive due to physical or mental illness), which failure is not remedied within thirty (30) days after a demand for substantial performance is delivered to Executive by the Chief Executive Officer of the Company or the Compensation and Organization Committee of the Board, which demand specifically identifies the manner in which Executive has not substantially performed Executive's duties; or

                            (iii)  willful engagement by Executive in misconduct
which is materially injurious to the Company, monetarily or otherwise.

                  For purposes of this subparagraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of the Compensation and Organization Committee finding that in the good faith opinion of the Compensation and Organization Committee, Executive was guilty of conduct set forth in this subparagraph and specifying the particulars thereof in detail.

                        (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                            (i)    the acquisition, directly or indirectly, by
any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent more than 50% of the combined voting power of the Company's then outstanding voting securities, other than:


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                                (A) an acquisition by a trustee or other
fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

                                (B) an acquisition of voting securities by the
Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company; or

                                (C) an acquisition of voting securities pursuant
to a transaction described in clause (iii) below that would not be a Change of Control under clause (iii).

                  Notwithstanding the foregoing, neither of the following events shall constitute an "acquisition" by any person or group for purposes of this clause (i): (x) a change in the voting power of the Company's voting securities based on the relative trading values of the Company's then outstanding securities as determined pursuant to the Company's Articles of Incorporation or
(y) an acquisition of the Company's securities by the Company which, either alone or in combination only with the other event, causes the Company's voting securities beneficially owned by a person or group to represent more than 50% of the combined voting power of the Company's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of more than 50% of the combined voting power of the Company's then outstanding voting securities by reason of share acquisitions by the Company as described above and shall, after such share acquisitions by the Company, become the beneficial owner of any additional voting securities of the Company, then such acquisition shall constitute a Change of Control; or

                            (ii)   individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or


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                            (iii)  the consummation by the Company (whether
directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company's assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity") directly or indirectly, of more than 50% of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction; or

                            (iv)   a liquidation or dissolution of the Company.

                  For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company's stockholders, and for purposes of clause (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company's stockholders.

                        (c) Change of Control Payment Period. "Change of Control Payment Period" shall mean the period of twenty-four (24) months after the Date of Termination of Executive, where such Termination is an Involuntary Termination of Employment or a termination of employment by Executive for Good Reason.

                        (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor code.

                        (e) Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination (as defined below) as being the effective date of the termination of Executive's employment with the Company, provided that such date shall not be less than 30 days following the date the Notice of Termination is delivered.

                        (f) Disability. "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the proper performance of Executive's duties hereunder for six consecutive calendar months or for shorter periods aggregating 180 business days in any 12 month period, but only to the extent that such definition does not violate the Americans with Disabilities Act.

                        (g) Good Reason. "Good Reason" shall mean, with respect to any termination by Executive of Executive's employment with the Company, any of the following which occurs during the Protective Period (as defined below), without the express written consent of Executive, unless such circumstances are cured prior to the Date of Termination:


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                            (i)    The assignment to Executive by the Company of
duties materially inconsistent with Executive's position, duties, responsibilities and status with the Company immediately prior to a Change of Control of the Company, or a material change in Executive's title or offices as in effect immediately prior to a Change of Control of the Company, except in connection with the termination of Executive's employment for Cause, death or Disability or by Executive other than for Good Reason;

                            (ii)   A material reduction in Executive's base
salary as in effect at the time of a Change of Control of the Company, unless such reduction is on a basis not materially less favorable to Executive relative to other employees;

                            (iii)  Any failure by the Company to continue in
effect any material benefit plan or arrangement in which Executive is participating at the time of a Change of Control of the Company, unless (a) an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or arrangement, or (b) such failure is on a basis not materially less favorable to Executive, both in terms of the amount of benefits provided and the level of Executive's participation, relative to other participants;

                            (iv)   Any failure by the Company to continue in
effect any bonus or incentive plan or arrangement in which Executive is participating at the time of a Change of Control of the Company, unless (a) an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or arrangement, or (b) such failure is on a basis not materially less favorable to Executive, both in terms of the amount of benefits provided and the level of Executive's participation, relative to other participants;

                            (v)    Any requirement by the Company that Executive
be based anywhere other than within fifty (50) miles of Executive's office location as of the date of a Change of Control, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's business travel obligations at the time of a Change of Control of the Company;

                            (vi)   Any failure by the Company to provide
Executive with the number of paid vacation days to which Executive is entitled at the time of a Change of Control of the Company;

                            (vii)  Any material breach by the Company of any
provision of this Agreement;

                            (viii) Any failure by the Company to obtain the
assumption of this Agreement by any successor or assign of the Company; or

                            (ix)   Any purported termination by the Company of
Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements set forth herein, and for purposes of this Agreement, no such purported termination shall be effective.


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                        (h) Involuntary Termination of Employment. "Involuntary
Termination of Employment" shall mean any termination of Executive's employment by the Company and its subsidiaries, other than a termination for Cause or due to death or Disability.

                        (i) Notice of Termination. "Notice of Termination" shall mean a written notice delivered by the party effecting the termination of Executive's employment to the other party. The notice shall state the specific termination provision in this Agreement relied upon for the termination of Executive's employment, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and shall state the date upon which such termination shall be effective.

                        (j) Protective Period. "Protective Period" shall mean the 24 months following the effective date of a Change of Control.

                        (k) Termination Base Salary. "Termination Base Salary" shall mean Executive's base salary at the rate in effect at the time the Notice of Termination is given or, if a greater amount, Executive's base salary at the rate in effect immediately prior to the Change of Control.

                  3. Change of Control Severance Plan.

                  Upon the occurrence, during a Protective Period, of (a) Executive's voluntary termination of employment for Good Reason or (b) an Involuntary Termination of Employment of Executive, Executive shall be entitled to receive the following compensation and benefits, subject to Executive's compliance with Sections 6 and 7:

                        (a) Salary Due Prior to Termination. The Company shall pay to Executive when otherwise due Executive's then base salary through the Date of Termination, along with credit for any vacation earned but not taken and any earned and awarded, but unpaid bonus amount. Such payment shall be within five days after the Date of Termination.

                        (b) Severance Pay. The Company shall pay to Executive, as severance pay, an amount equal to _____ times the sum of (i) Executive's Termination Base Salary and (ii) the average aggregate annual bonus paid by the Company to Executive for the three (3) full calendar years preceding the date of Change of Control (the "Change of Control Payment"). If Executive has not been employed by the Company for three (3) full calendar years preceding the date of Change of Control, the Change of Control Payment, with respect to part (ii) of this clause above, shall be computed based on the average aggregate annual bonus paid by the Company to Executive for the full term of Executive's employment with the Company. The Change of Control Payment shall be paid in cash in a single lump sum within fifteen days after the Date of Termination, except as provided for in Section 5 below.

                        (c) Other Benefits. Executive shall be entitled to the benefits set forth in Section 4.


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                  4. Acceleration of Option Vesting Upon a Change of Control.

                  Notwithstanding the provisions of the Company's equity compensation plans or of any particular option grant, all unvested options granted under any equity compensation plan of the Company (or assumed by the Company) and held by Executive as of the effective date of a Change of Control of the Company shall vest and become immediately exercisable upon the effective date of the Change of Control of the Company.

                  5.  Limitation on Payments.

                  If the severance and other benefits provided for in this Agreement or otherwise payable to Executive constitute "excess parachute payments" within the meaning of Section 280G of the Code, but for this Section, then Executive's Change of Control Payments and other severance benefits under this Agreement shall be reduced to such lesser amount as would result in no portion of such severance benefits being classified as excess parachute payments under Section 2806 of the Code.

                  6.  Non-Compete and Confidentiality Covenants.

                        (a) Non-Compete. As an inducement for the Company to enter into this Agreement, Executive agrees that during the Change of Control Payment Period, Executive shall not, directly or indirectly in any geographic area where the Company currently operates (i) engage without the prior express written consent of the Company, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (except as a holder of less than 2% of the combined voting power of the outstanding stock of a publicly held company) or in any other individual, corporate or representative capacity, or render any services or provide any advice to any business, activity, person or entity, if Executive knows or reasonably should know that such business, activity, service, person or entity, directly or indirectly, competes in any material manner with the Business, or
(ii) meaningfully assist, help or otherwise support, without the prior express written consent of the Company, any person, business, corporation, partnership or other entity or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder (other than in the capacity as a stockholder of less than 2% of the combined voting power of the outstanding shares of stock of a publicly held company) or in any other individual, corporate or representative capacity, to create, commence or otherwise initiate, or to develop, enhance or otherwise further, any business or activity if Executive knows or reasonably should know that such business or activity, directly or indirectly competes in any material manner with the Business. For purposes of this Section 6, the term "Business" shall refer to the business of the Company as presently conducted or as conducted on the Date of Termination. As of the date of this Agreement, the business of the Company, generally, involves the ownership, operation, billing, collection, maintenance, construction management, servicing and management of entities in the water or wastewater industry and water and wastewater utilities.

                        (b) Non-Solicitation. As an additional inducement for the Company to enter into this Agreement, Executive agrees that for the Change


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of Control Payment Period, Executive shall not, directly or indirectly (i) with respect to the Business, take any action to solicit or divert any business (or potential business) or clients or customers (or potential clients or potential customers) away from the Company who it comes in contact with or are involved in the Business, (ii) induce customers, potential customers, clients, potential clients, suppliers, agents or other persons under contract or otherwise associated or doing business with respect to the Business with the Company to terminate, reduce or alter any such association or business with respect to the Business with or from the Company, and/or (iii) knowingly induce any person in the employment of the Company to (A) terminate such employment, (B) accept employment, or enter into any consulting arrangement, with anyone other than the Company, and/or (C) interfere with the customers, suppliers, or clients of the Company in any manner or the business of the Company.

                        (c) Confidentiality. Throughout the Change of Control Payment Period, Executive shall not, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). Executive agrees that, upon termination of Executive's employment with the Company, all Confidential Information in Executive's possession that is in writing or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Executive or furnished to any third party, in any form except as provided herein; provided, however, that Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to Executive,
(ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to Company by any person or entity, or (iii) is lawfully disclosed to Executive by a third party. As used in this Agreement, the term "Confidential Information" means: information disclosed to Executive or known by Executive as a consequence of or through Executive's relationship with the Company, about the customers, employees, business methods, operations, public relations, contracts, organization, procedures, finances, customer lists, rates and prospects of the Company and its affiliates.

                        (d) Remedies. Executive agrees and acknowledges that Executive's right to receive any of the benefits set forth in Sections 3 and 4 (to the extent Executive is otherwise entitled to such payments) is conditioned upon Executive's compliance with the covenants in this Section 6, and all benefits granted to Executive under this Agreement shall terminate immediately upon Executive's breach of any covenant in this Section 6 and Executive shall be responsible for refunding to the Company the benefits previously received under this Agreement.

                        (e) Understanding of Covenants. Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

                  7.  Additional Condition to Payment.

                  The Company's obligations to make the Change of Control Payments and to provide any other benefits under Sections 3 and 4 shall be


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contingent upon Executive's execution (and, if applicable, non-revocation) of a general release of claims against the Company and any related parties, in the form attached as Exhibit A; provided, however, that in the event of a change in law affecting the breadth or efficacy of the release, the Company may modify Exhibit A as necessary to have the same effect as Exhibit A would have had, but for the change in law. Executive understands that he will not be entitled to any payments under this agreement should he fail to execute or should he revoke such release.

                  8.  Indemnity.

                  In any situation where under applicable law the Company has the power to indemnify, advance expenses to and defend Executive in respect of any judgments, fines, settlements, loss, cost or expense (including attorneys' fees) of any nature related to or arising out of Executive's activities as an agent, employee, officer or director of the Company or in any other capacity on behalf of or at the request of the Company, the Company shall promptly on written request, indemnify Executive, advance expenses to Executive and defend Executive to the fullest extent permitted by applicable law, including but not limited to making such findings and determinations and taking any and all such actions as the Company may, under applicable law, be permitted to have the discretion to take so as to effectuate such indemnification, advancement or defense. Such agreement by the Company shall not be deemed to impair any other obligation of the Company respecting Executive's indemnification or defense otherwise arising out of this or any other agreement or promise of the Company or under any statute.

                  9.  Arbitration; Dispute Resolution, Etc.

                        (a) Executive and the Company each agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof (any such occurrence, a "Dispute") shall be settled by arbitration to be held in Los Angeles County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                        (b) The arbitrator shall apply California law to the merits of any Dispute, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Company and Executive each hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                        (c) The Company and Executive shall each pay one-half of the costs and expenses of such arbitration, and shall separately pay its counsel fees and expenses.

                        (d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 10, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN


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CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION,
PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE COMPANY/EXECUTIVE RELATIONSHIP.

                        (e) THE COMPANY AGREES THAT BY SIGNING THIS AGREEMENT, THE COMPANY AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF COMPANY'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE COMPANY/EXECUTIVE RELATIONSHIP.

                  10. Code Section 409A.

                        (a) Short-Term Deferral Exemption. This Agreement is not intended to provide for any deferral of compensation subject to Code Section 409A and, accordingly, the Change of Control Payment is to be paid not later than the later of: (i) the 15th day of the third month following Executive's first taxable year in which such severance benefit is no longer subject to a substantial risk of forfeiture, and (ii) the 15th day of the third month following first taxable year of the Company in which such severance benefit is no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. The date determined under this subsection is referred to as the "Short-Term Deferral Date."

                        (b) Compliance with Code Section 409A. Notwithstanding anything to the contrary in the Agreement, in the event that the Change of Control Payment is not actually or constructively received by Executive on or before the Short-Term Deferral Date, to the extent such Change of Control Payment constitutes a deferral of compensation subject to Code Section 409A, then: (i) subject to clause (ii), such Change of Control Payment shall be paid upon Executive's "separation from service," as defined in Code Section 409A(a)(2)(A)(i), with respect to the Company, and (ii) if Executive is a "specified employee," as defined in Code Section 409A(a)(2)(B)(i), with respect to the Company, such Change of Control Payment shall be paid upon the date which is six months after the date of Executive's "separation from service" (or, if earlier, the date of Executive's death) in accordance with Code Section 409A(a)(2)(B)(i) and any Treasury Regulations or other guidance issued thereunder. In the event that the Change of Control Payment is subject to this subsection, such Change of Control Payment shall be paid not later than 60 days following the payment date determined under this subsection, and shall be made subject to Section 6(d) and Section 7.

                  11. Miscellaneous.

                        (a) Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking


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other employment or otherwise nor, except as provided in Section 4(a), shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned or benefit received by Executive as the result of employment by another the Company or self-employment, by retirement benefits, by offset against any amount claimed to be owed by Executive to the Company, or otherwise.

                        (b) Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Except as expressly provided in this Agreement, any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

                        (c) Successors; Binding Agreement.

                            (i) The Company shall require any successor (whether
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets as stock of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to terminate Executive's employment and receive compensation from the Company in the same amount and on the same terms to which Executive would be entitled hereunder if Executive terminates Executive's employment for Good Reason within the Protective Period, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                            (ii) This Agreement shall inure to the benefit of
and be enforceable by Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

                        (d) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


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                        (e) Counterparts. This Agreement may be executed in
several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                        (f) Entire Agreement. Except as set forth in clause (g) below, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein. Any of Executive's rights hereunder shall be in addition to any rights Executive may otherwise have under benefit plans or agreements of the Company to which Executive is a party or in which Executive is a participant, including, but not limited to, any Company sponsored employee benefit plans and stock options plans. In the event any provision of this Agreement shall conflict with the provisions of any other agreement to which Executive and the Company are parties, the provisions of this Agreement shall control.

                        (g) Termination of Prior Agreements. This Agreement is effective as of the Effective Date. The Prior Agreement and any other prior severance or change of control agreement between Executive and any of the Company, or predecessors to any of the Company, or any subsidiary of the Company are hereby expressly terminated as of the Effective Date. Executive hereby terminates and waives any and all rights, title and interest Executive may have under the Prior Agreement.

                        (h) Governing Law. This Agreement is made and is to be governed by and construed under the laws of the State of California.

                        (i) Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and delivered by United States certified or registered mail (return receipt requested, postage prepaid) or by courier guaranteeing overnight delivery or by hand delivery (with signed receipt required), addressed to the respective addresses set forth below, and such notice or communication shall be deemed to have been duly given two days after deposit in the mail, one day after deposit with such overnight carrier or upon delivery with hand delivery. The addresses set forth below may be changed in writing in accordance herewith.

                 Corporation:                        Executive
                 Southwest Water Company
                 One Wilshire Building
                 624 South Grand Avenue
                 Suite 2900
                 Los Angeles, California  90017
                 Attention:  Human Resources

                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

                                     COMPANY

                                     SOUTHWEST WATER CORPORATION,
                                     a Delaware corporation


                                     By
                                       ---------------------------------------
                                       Its:



                                     EXECUTIVE


                                     -----------------------------------------
                                     Name:

                                    EXHIBIT A

                             FORM OF GENERAL RELEASE

                                 GENERAL RELEASE



                  This General Release ("Agreement") is entered into by and between ______________ ("Executive") and Southwest Water Company, a Delaware corporation (the "Company") as of _______, 200__ (the "Effective Date").

                                    RECITALS


                  WHEREAS, Executive is currently employed by the Company as _______________;

                  WHEREAS, the Company and Executive desire to terminate their employment relationship in accordance with the terms of that certain Change of Control Severance Agreement dated __________________, 200__, by and between Executive and Company (the "Severance Agreement"); and

                  WHEREAS, Executive's receipt of the benefits set forth in the Severance Agreement are conditioned upon Executive's execution and delivery of this Agreement.

                  THEREFORE, in consideration of the mutual covenants and promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties expressly, knowingly and voluntarily agree as follows:

                  1. Release of the Company and Related Persons.

                        (a) General Release. In consideration for the Company's payments and other benefits specified in the Severance Agreement, Executive hereby releases and forever discharges the Company and its respective parents, subsidiaries, predecessors, successors, heirs, estates and each of their associates, owners, stockholders, members, assigns, employees, agents, directors, officers, partners, lawyers, and all persons acting by, through, under, or in concert with them, or any of them (collectively the "Releasees") of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which Executive now has or may hereafter have against the Releasees by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof. This release includes, but is not limited to, any and all alleged claims based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act), the Equal Pay Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993 or any common law, public policy, contract (whether oral or written, express or implied) or tort law, or any other local, state or federal law, regulation or ordinance having any bearing whatsoever on the terms and conditions of Executive's employment and the cessation thereof. The foregoing release, together with subparagraph (c) of this
Section 1, shall hereinafter be referred to as the "General Release".

                        (b) Release of Unknown Claims. Executive acknowledges that he is familiar with the provisions of California Civil Code section 1542, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, hereby expressly waives any rights he may have thereunder, as well as under any other statutes or common law principles of similar effect.

                        (c) Older Worker's Benefit Protection Act. Executive agrees and expressly acknowledges that this General Release includes a waiver and release of all claims which Executive has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

                            (1) That this General Release is written in a manner
calculated to be understood by Executive.

                            (2) The waiver and release of claims under the ADEA
contained in this General Release do not cover rights or claims that may arise after the date on which Executive signs this General Release.

                            (3) This General Release provides for consideration
in addition to anything of value to which Executive is already entitled.

                            (4) Executive is advised to consult an attorney
before signing this General Release.

                            (5) Executive is granted twenty-one (21) days after
Executive is presented with this General Release to decide whether or not to sign this General Release. If Executive executes this General Release prior to the expiration of such period, Executive does so voluntarily and after having had the opportunity to consult with an attorney.

                            (6) Executive will have the right to revoke the
General Release within seven (7) days of signing this Agreement. In the event the General Release is revoked, this General Release will be null and void in its entirety, and Executive will not receive any of the payments provided for in the Severance Agreement.

                            (7) If Executive wishes to revoke the General
Release, he shall deliver written notice stating his intent to revoke the General Release to ________________ on or before 5:00 p.m. on the Seventh (7th) Day after the Effective Date.

                        (d) No Assignment of Claims. Executive represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Executive may have against the Releasees, or any of them, and Executive agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.

                        (e) No Suits or Actions. If Executive hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims, or in any manner asserts any of the Claims against the Releasees, then he will pay to the Releasees against whom any such Claim is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to such Claim. This provision, however, shall not apply to claims relating to the interpretation of this Agreement, or to the alleged breach of this Agreement. Such claims will be governed by Section 9 of the Severance Agreement.

                  2. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors, assigns, related entities, directors, officers, employees, stockholders and agents to the full extent permitted by law.

                  4. Severability. If any clause or provision in this Agreement is found to be void, invalid, or unenforceable, it shall be severed from the remaining provisions and clauses which shall remain in full force and effect.

                  5. Waiver. A waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

                  6. Governing Law. This Agreement shall be governed by the laws of the state of California applicable to agreements made and to be wholly performed in such state.

                  7. Headings. The section headings contained in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

                  8. Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given, made and received on the date when delivered by hand delivery with receipt acknowledged or upon the third day after deposit in the United States mail, registered or certified with postage prepaid, return receipt requested, addressed as set forth below or to such other address as either party may have furnished to the other party:

                        (a)   If to Company:     Southwest Water Company
                                                 One Wilshire Building
                                                 624 South Grand Avenue
                                                 Suite 2900
                                                 Los Angeles, California  90017
                                                 Attention:
                                                            -------------------

                        (b)   If to Executive:
                                                 ------------------------------
                                                 ------------------------------
                                                 ------------------------------



                            [Signature page follows]

                  The parties hereto have executed this Agreement as of the date first set forth above.

                                             SOUTHWEST WATER COMPANY,
                                             a Delaware corporation



                                             By:
                                                --------------------------------
                                                Its:


                                             Executive

                                             -----------------------------------









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